Exhibit 99.1

NEWS RELEASE
Contact: Donna D’Amico-Annitto	486 North Oliver Road, Bldg. Z Newton, Kansas 67114 (316) 283-6500

PARK AEROSPACE CORP. REPORTS THIRD QUARTER RESULTS

Newton, Kansas, Thursday, January 6, 2022…..Park Aerospace Corp. (NYSE-PKE) reported results for the 2022 fiscal year third quarter ended November 28, 2021. As previously reported, Park completed the sale of its Electronics Business to AGC Inc. on December 4, 2018. Therefore, costs relating to the Electronics Business are reported as discontinued operations. Continuing operations discussed below refer to Park’s Aerospace Business unless otherwise indicated.

The Company will conduct a conference call to discuss its financial results and other matters at 11:00 a.m. EST today. A live audio webcast of the event, along with presentation materials, will be available at https://edge.media-server.com/mmc/p/nkcvaqeo at 11:00 a.m. EST today. The presentation materials will also be available at approximately 9:00 a.m. EST today at https://parkaerospace.com/shareholders/investor-conference-calls/ and on the Company’s website at www.parkaerospace.com under “Investor Conference Calls” on the “Shareholders” page.

Continuing Operations:

Park reported net sales of $13,864,000 for the 2022 fiscal year third quarter ended November 28, 2021 compared to $10,372,000 for the 2021 fiscal year third quarter ended November 29, 2020 and $13,618,000 for the 2022 fiscal year second quarter ended August 29, 2021. Park’s net sales from continuing operations for the nine months ended November 28, 2021 were $41,076,000 compared to $31,835,000 for the nine months ended November 29, 2020. Net earnings from continuing operations for the 2022 fiscal year third quarter were $1,741,000 compared to $1,037,000 for the 2021 fiscal year third quarter and $2,022,000 for the 2022 fiscal year second quarter. Net earnings from continuing operations were $6,508,000 for the current year’s first nine months compared to $4,160,000 for last year’s first nine months.

Net earnings from continuing operations before special items for the 2022 fiscal year third quarter were $1,754,000 compared to $1,037,000 for the 2021 fiscal year third quarter and $2,192,000 for the 2022 fiscal year second quarter. Net earnings from continuing operations before special items for the nine months ended November 28, 2021 were $6,705,000 compared to $4,160,000 for last fiscal year’s first nine months.

Adjusted EBITDA from continuing operations for the 2022 fiscal year third quarter was $2,670,000 compared to $1,380,000 for the 2021 fiscal year third quarter and $3,232,000 for the 2022 fiscal year second quarter. Adjusted EBITDA from continuing operations for the current year’s first nine months was $10,006,000 compared to $5,162,000 for last year’s first nine months.

The Company recorded pretax restructuring charges of $13,000 in the 2022 fiscal year third quarter and $170,000 in the 2022 fiscal year second quarter, primarily for the costs in connection with exiting the Park Aerospace Technologies Asia Pte. Ltd. idle facility in Singapore.

Park reported basic earnings per share from continuing operations of $0.09 and diluted earnings per share from continuing operations of $0.08 for the 2022 fiscal year third quarter compared to basic and diluted earnings per share from continuing operations of $0.05 for the 2021 fiscal year third quarter and $0.10 for the 2022 fiscal year second quarter. Basic and diluted earnings per share from continuing operations before special items were $0.09 for the 2022 fiscal third quarter compared to $0.05 for the 2021 fiscal year third quarter and $0.11 for the 2022 fiscal year second quarter.

Park reported basic and diluted earnings per share from continuing operations of $0.32 for the 2022 fiscal year’s first nine months compared to $0.20 for the 2021 fiscal year’s first nine months. Basic and diluted earnings per share from continuing operations before special items were $0.33 for the 2022 fiscal year’s first nine months compared to $0.20 for the 2021 fiscal year’s first nine months.

The Company will conduct a conference call to discuss its financial results at 11:00 a.m. EST today. Forward-looking and other material information may be discussed in this conference call. The conference call dial-in number is (844) 466-4114 in the United States and Canada, and (765) 507-2654 in other countries. The required passcode for attendance by phone is 9884832.

For those unable to listen to the call live, a conference call replay will be available from approximately 2:00 p.m. EST today through 11:59 p.m. EST on Wednesday, January 12, 2022. The conference call replay will be available at https://edge.media-server.com/mmc/p/nkcvaqeo and on the Company’s website at www.parkaerospace.com under “Investor Conference Calls” on the “Shareholders” page. It can also be accessed by dialing (855) 859-2056 in the United States and Canada, and (404) 537-3406 in other countries. The required passcode for accessing the replay by phone is 9884832.

Any additional material financial or statistical data disclosed in the conference call, including the investor presentation, will also be available at the time of the conference call on the Company's web site at https://parkaerospace.com/shareholders/investor-conference-calls/.

Park believes that an evaluation of its ongoing operations would be difficult if the disclosure of its operating results were limited to accounting principles generally accepted in the United States of America (“GAAP”) financial measures, which include special items, such as restructuring charges. Accordingly, in addition to disclosing its operating results determined in accordance with GAAP, Park discloses non-GAAP measures, including Adjusted EBITDA, and operating results that exclude special items in order to assist its shareholders and other readers in assessing the Company’s operating performance, since the Company’s ongoing, normal business operations do not include such special items. The detailed operating information presented below includes a reconciliation of the non-GAAP operating results before special items to earnings determined in accordance with GAAP and a reconciliation of GAAP pre-tax earnings to Adjusted EBITDA. Such non-GAAP financial measures are provided to supplement the results provided in accordance with GAAP.

Park Aerospace Corp. develops and manufactures solution and hot-melt advanced composite materials used to produce composite structures for the global aerospace markets. Park’s advanced composite materials include film adhesives (undergoing development) and lightning strike materials. Park offers an array of composite materials specifically designed for hand lay-up or automated fiber placement (AFP) manufacturing applications. Park’s advanced composite materials are used to produce primary and secondary structures for jet engines, large and regional transport aircraft, military aircraft, Unmanned Aerial Vehicles (UAVs commonly referred to as “drones”), business jets, general aviation aircraft and rotary wing aircraft. Park also offers specialty ablative materials for rocket motors and nozzles and specially designed materials for radome applications. As a complement to Park’s advanced composite materials offering, Park designs and fabricates composite parts, structures and assemblies and low volume tooling for the aerospace industry. Target markets for Park’s composite parts and structures (which include Park’s proprietary composite SigmaStrut™ and AlphaStrut™ product lines) are, among others, prototype and development aircraft, special mission aircraft, spares for legacy military and civilian aircraft and exotic spacecraft. Park’s objective is to do what others are either unwilling or unable to do. When nobody else wants to do it because it is too difficult, too small or too annoying, sign us up.

Additional corporate information is available on the Company’s web site at www.parkaerospace.com

Performance table, including non-GAAP information (in thousands, except per share amounts –unaudited):

	13 Weeks Ended			39 Weeks Ended

	November 28, 2021	November 29, 2020	August 29, 2021	November 28, 2021	November 29, 2020
Sales	$13,864	$10,372	$13,618	$41,076	$31,835

Net Earnings before Special Items[1]	$1,754	$1,037	$2,192	$6,705	$4,160
Special Items, Net of Tax:
Restructuring Charges	(13)	-	(170)	(197)	-
Net Earnings from Continuing Operations	$1,741	$1,037	$2,022	$6,508	$4,160

Loss from Discontinued Operations, Net of Tax	$-	$(116)	$-	$-	$(328)

Net Earnings	$1,741	$921	$2,022	$6,508	$3,832

Basic Earnings per Share:
Basic Earnings before Special Items[1]	$0.09	$0.05	$0.11	$0.33	$0.20
Special Items:
Restructuring Charges	-	-	(0.01)	(0.01)	-
Basic Earnings per Share from Continuing Operations	$0.09	$0.05	$0.10	$0.32	$0.20

Basic Loss per Share from Discontinued Operations	-	-	-	-	(0.01)

Basic Earnings per Share	$0.09	$0.05	$0.10	$0.32	$0.19

Diluted Earnings before Special Items[1]	$0.09	$0.05	$0.11	$0.33	$0.20
Special Items:
Restructuring Charges	(0.01)	-	(0.01)	(0.01)	-
Diluted Earnings per Share from Continuing Operations	$0.08	$0.05	$0.10	$0.32	$0.20

Diluted Loss per Share from Discontinued Operations	-	-	-	-	(0.01)

Diluted Earnings per Share	$0.08	$0.05	$0.10	$0.32	$0.19

Weighted Average Shares Outstanding:
Basic	20,450	20,381	20,397	20,410	20,388
Diluted	20,503	20,434	20,485	20,566	20,442

[1] Refer to "Reconciliation of non-GAAP financial measures" below for information regarding Special Items.

Comparative balance sheets (in thousands):

	November 28, 2021	February 28, 2021
	(unaudited)
Assets
Current Assets
Cash and Marketable Securities	$109,628	$116,542
Accounts Receivable, Net	9,693	7,633
Inventories	5,175	4,794
Prepaid Expenses and Other Current Assets	3,215	3,372
Total Current Assets	127,711	132,341

Fixed Assets, Net	23,870	21,130
Operating Right-of-use Assets	217	103
Other Assets	9,938	9,938
Total Assets	$161,736	$163,512

Liabilities and Shareholders' Equity
Current Liabilities
Accounts Payable	$2,242	$3,300
Accrued Liabilities	1,671	1,708
Operating Lease Liability	53	33
Income Taxes Payable	2,488	2,952
Total Current Liabilities	6,454	7,993

Long-term Operating Lease Liability	186	86
Non-current Income Taxes Payable	12,621	14,303
Deferred Income Taxes	1,183	778
Other Liabilities	4,512	4,411
Total Liabilities	24,956	27,571

Shareholders’ Equity	136,780	135,941

Total Liabilities and Shareholders' Equity	$161,736	$163,512

Additional information
Equity per Share	$6.69	$6.67

Comparative statements of operations (in thousands – unaudited):

	13 Weeks Ended			39 Weeks Ended

	November 28, 2021	November 29, 2020	August 29, 2021	November 28, 2021	November 29, 2020

Net Sales	$13,864	$10,372	$13,618	$41,076	$31,835

Cost of Sales	10,028	7,819	9,207	27,357	22,970

Gross Profit	3,836	2,553	4,411	13,719	8,865
% of net sales	27.7%	24.6%	32.4%	33.4%	27.8%

Selling, General & Administrative Expenses	1,593	1,536	1,488	4,729	4,718
% of net sales	11.5%	14.8%	10.9%	11.5%	14.8%

Restructuring Charges	13	-	170	197	-
% of net sales	0.1%	0.0%	1.2%	0.5%	0.0%

Earnings from Continuing Operations	2,230	1,017	2,753	8,793	4,147

Interest and Other Income:
Interest Income	80	389	89	286	1,570

Earnings from Continuing Operations before Income Taxes	2,310	1,406	2,842	9,079	5,717

Income Tax Provision	569	369	820	2,571	1,557

Net Earnings from Continuing Operations	1,741	1,037	2,022	6,508	4,160
% of net sales	12.6%	10.0%	14.8%	15.8%	13.1%

Loss from Discontinued Operations, Net of Tax	-	(116)	-	-	(328)

Net Earnings	$1,741	$921	$2,022	$6,508	$3,832
% of net sales	12.6%	8.9%	14.8%	15.8%	12.0%

Reconciliation of non-GAAP financial measures (in thousands – unaudited):

	13 Weeks Ended November 28, 2021			13 Weeks Ended November 29, 2020			13 Weeks Ended August 29, 2021
	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items

Restructuring Charges	13	(13)	-	-	-	-	170	(170)	-
% of net sales	0.1%		0.0%	0.0%		0.0%	1.2%		0.0%

Earnings from Continuing Operations	2,230	13	2,243	1,017	-	1,017	2,753	170	2,923
% of net sales	16.1%		16.2%	9.8%		9.8%	20.2%		21.5%

Interest Income	80	-	80	389	-	389	89	-	89
% of net sales	0.6%		0.6%	3.8%		3.8%	0.7%		0.7%

Earnings from Continuing Operations before Income Taxes	2,310	13	2,323	1,406	-	1,406	2,842	170	3,012
% of net sales	16.7%		16.8%	13.6%		13.6%	20.9%		22.1%

Income Tax Provision	569	-	569	369	-	369	820	-	820
Effective Tax Rate	24.6%		24.5%	26.2%		26.2%	28.9%		27.2%

Net Earnings from Continuing Operations	1,741	13	1,754	1,037	-	1,037	2,022	170	2,192
% of net sales	12.6%		12.7%	10.0%		10.0%	14.8%		16.1%

Loss from Discontinued Operations	-		-	(116)		(116)	-	-	-
% of net sales	0.0%		0.0%	-1.1%		-1.1%	0.0%		0.0%

Net Earnings	1,741	13	1,754	921	-	921	2,022	170	2,192
% of net sales	12.6%		12.7%	8.9%		8.9%	14.8%		16.1%

Net Earnings			1,754			921			2,192
Addback Discontinued Operations and non-cash expenses:
Loss from Discontinued Operations			-			116			-
Income Tax Provision			569			369			820
Interest Income			(80)			(389)			(89)
Depreciation			354			314			235
Stock Option Expense			73			49			74
Adjusted EBITDA from Continuing Operations			2,670			1,380			3,232

Reconciliation of non-GAAP financial measures - continued (in thousands – unaudited):

	39 Weeks Ended November 28, 2021			39 Weeks Ended November 29, 2020
	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items
Restructuring Charge	197	(197)	-	-	-	-
% of net sales	0.5%		0.0%	0.0%		0.0%

Earnings from Continuing Operations	8,793	197	8,990	4,147	-	4,147
% of net sales	21.4%		21.9%	13.0%		13.0%

Interest Income	286		286	1,570	-	1,570
% of net sales	0.7%		0.7%	4.9%		4.9%

Earnings from Continuing Operations before Income Taxes	9,079	197	9,276	5,717	-	5,717
% of net sales	22.1%		22.6%	18.0%		18.0%

Income Tax Provision	2,571	-	2,571	1,557	-	1,557
Effective Tax Rate	28.3%		27.7%	27.2%		27.2%

Net Earnings from Continuing Operations	6,508	197	6,705	4,160	-	4,160
% of net sales	15.8%		16.3%	13.1%		13.1%

Loss from Discontinued Operations	-	-	-	(328)	-	(328)
% of net sales	0.0%		0.0%	-1.0%		-1.0%

Net Earnings	6,508	197	6,705	3,832	-	3,832
% of net sales	15.8%		16.3%	12.0%		12.0%

Net Earnings			6,705			3,832
Addback Discontinued Operations and non-cash expenses:
Loss from Discontinued Operations			-			328
Income Tax Provision			2,571			1,557
Interest Income			(286)			(1,570)
Depreciation			805			873
Stock Option Expense			211			142
Adjusted EBITDA from Continuing Operations			10,006			5,162